POWER OF ATTORNEY

EXHIBIT B

KNOW ALL PERSONS BY THESE PRESENTS, that each of SPO Partners II, L.P., SPO Advisory Partners, L.P., San Francisco Partners II, L.P., SF Advisory Partners, L.P., SPO Advisory Corp., John H. Scully, William E. Oberndorf, William J. Patterson, The John H. Scully Living Trust, dated 10/1/03, Phoebe Snow Foundation, Inc., Netcong Newton Partners, L.P., William and Susan Oberndorf Trust, dated 10/19/98, Oberndorf Family Partners, Oberndorf Foundation, The Elizabeth R. & William J. Patterson Foundation, Betty Jane Weimer, Edward H. McDermott, Brian Scully, Vincent Scully, Eli Weinberg and George Markov (each, a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, each of William E. Oberndorf and Kim M. Silva (each an “Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

2.	To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 and 5, or amendments thereto.

3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney (s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

The Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or to file reports under Section 13(d) of the Securities Exchange Act of 1934 with respect to the undersigned’s holdings of and transactions in securities issued by Liberty Global, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

The words Grantor and Attorney shall include all grantors and attorneys under this Power of Attorney.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his, her or its signature as of the 14th day of February, 2007.

SPO Partners II, L.P. /s/ SPO Partners II, L.P. SPO Advisory Partners, L.P. /s/ SPO Advisory Partners, L.P. San Francisco Partners II, L.P. /s/ San Francisco Partners II, L.P.

(Page 33 of 35 Pages)

SF Advisory Partners, L.P.

/s/ SF Advisory Partners, L.P.

SPO Advisory Corp.

/s/ SPO Advisory Corp.

John H. Scully

/s/ John H. Scully

William E. Oberndorf

/s/ William E. Oberndorf

William J. Patterson

/s/ William J. Patterson

The John H. Scully Living Trust, dated 10/1/03

/s/ The John H. Scully Living Trust, dated 10/1/03

Phoebe Snow Foundation, Inc.

/s/ Phoebe Snow Foundation, Inc.

Netcong Newton Partners, L.P.

/s/ Netcong Newton Partners, L.P.

William and Susan Oberndorf Trust, dated 10/19/98

/s/ William and Susan Oberndorf Trust, dated 10/19/98

Oberndorf Family Partners

/s/ Oberndorf Family Partners

Oberndorf Foundation

/s/ Oberndorf Foundation

(Page 34 of 35 Pages)

The Elizabeth R. & William J. Patterson Foundation

/s/ The Elizabeth R. & William J. Patterson Foundation

Betty Jane Weimer

/s/ Betty Jane Weimer

Edward H. McDermott

/s/ Edward H. McDermott

Brian Scully

/s/ Brian Scully

Vincent Scully

/s/ Vincent Scully

Eli Weinberg

/s/ Eli Weinberg

George Markov

/s/ George Markov

(Page 35 of 35 Pages)